EX-99.19a-1

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	November-2021
Distribution amount per share	$0.04578

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01145	25%	$0.01145	25%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.01557	34%	0.01557	34%
Return of Capital or Other Capital Source	0.01876	41%	0.01876	41%

Total (per common share)	$0.04578	100%	$0.04578	100%

Average annual total return (in relation to NAV) for the five years ended 10-31-2021	8.71%

Annualized current distribution rate expressed as a percentage of month end NAV as of 10-31-2021	9.97%

Cumulative total return (in relation to NAV) for the fiscal year through 10-31-2021	17.13%

Cumulative fiscal year distributions as a percentage of NAV as of 10-31-2021	0.83%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-1121

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	December-2021
Distribution amount per share	$0.04566

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01050	23%	$0.02103	23%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.01781	39%	0.03566	39%
Return of Capital or Other Capital Source	0.01735	38%	0.03475	38%

Total (per common share)	$0.04566	100%	$0.09144	100%

Average annual total return (in relation to NAV) for the five years ended 11-30-2021	7.99%

Annualized current distribution rate expressed as a percentage of month end NAV as of 11-30-2021	10.26%

Cumulative total return (in relation to NAV) for the fiscal year through 11-30-2021	-2.39%

Cumulative fiscal year distributions as a percentage of NAV as of 11-30-2021	1.71%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-1221

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	January-2022
Distribution amount per share	$0.04525

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01041	23%	$0.03144	23%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.02443	54%	0.06424	47%
Return of Capital or Other Capital Source	0.01041	23%	0.04101	30%

Total (per common share)	$0.04525	100%	$0.13669	100%

Average annual total return (in relation to NAV) for the five years ended 12-31-2021	8.30%

Annualized current distribution rate expressed as a percentage of month end NAV as of 12-31-2021	9.91%

Cumulative total return (in relation to NAV) for the fiscal year through 12-31-2021	0.88%

Cumulative fiscal year distributions as a percentage of NAV as of 12-31-2021	2.49%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0122

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	February-2022
Distribution amount per share	$0.04460

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00937	21%	$0.04170	23%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.03523	79%	0.10514	58%
Return of Capital or Other Capital Source	0.00000	0%	0.03445	19%

Total (per common share)	$0.04460	100%	$0.18129	100%

Average annual total return (in relation to NAV) for the five years ended 1-31-2022	7.20%

Annualized current distribution rate expressed as a percentage of month end NAV as of 1-31-2022	10.19%

Cumulative total return (in relation to NAV) for the fiscal year through 1-31-2022	-2.64%

Cumulative fiscal year distributions as a percentage of NAV as of 1-31-2022	3.45%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0222

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	March-2022
Distribution amount per share	$0.04299

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01118	26%	$0.05383	24%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00989	23%	0.10989	49%
Return of Capital or Other Capital Source	0.02192	51%	0.06056	27%

Total (per common share)	$0.04299	100%	$0.22428	100%

Average annual total return (in relation to NAV) for the five years ended 2-28-2022	6.37%

Annualized current distribution rate expressed as a percentage of month end NAV as of 2-28-2022	10.08%

Cumulative total return (in relation to NAV) for the fiscal year through 2-28-2022	-4.31%

Cumulative fiscal year distributions as a percentage of NAV as of 2-28-2022	4.38%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0322

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	April-2022
Distribution amount per share	$0.04222

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00971	23%	$0.06130	23%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.01773	42%	0.13058	49%
Return of Capital or Other Capital Source	0.01478	35%	0.07462	28%

Total (per common share)	$0.04222	100%	$0.26650	100%

Average annual total return (in relation to NAV) for the five years ended 3-31-2022	6.54%

Annualized current distribution rate expressed as a percentage of month end NAV as of 3-31-2022	9.91%

Cumulative total return (in relation to NAV) for the fiscal year through 3-31-2022	-3.82%

Cumulative fiscal year distributions as a percentage of NAV as of 3-31-2022	5.22%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0422